EXHIBIT 10.83

                            JOINT DECALRATION Between
                      BAILEY MANUFACTURING CORPORATION And
                               EMHART CORPORATION
                                  Regarding the
                  SOLVENTS RECOVERY SERVICE of NEW ENGLAND SITE
                                     And the
                          OLD SOUTHINGTON LANDFILL SITE
                            Southington, Connecticut

         This Joint Declaration sets forth an agreement between Bailey Manufacturing Corporation ("Bailey") (formerly known as Bailey Corporation) and Emhart Corporation ("Emhart") relating to EPA's claims against "Bailey Corp. Parties/Emhart Corporation" at the Solvents Recovery Service of New England ("SRSNE") Superfund Site and the Old Southington Landfill Superfund Site ("OSL").

         At the SRSNE Site, Bailey and Emhart agree to the following terms as they relate to "Bailey Corp. Parties/Emhart Corporation" listed on the July 7, 1993 EPA volumetric ranking. Bailey agrees to accept responsibility for the costs associated with EPA's claims against "Bailey Corp." and "U.S.M. Corp. (Seabrook, NH)." Emhart agrees to accept responsibility for the costs associated with EPA's claims against "U.S.M. Corp. (Amesbury, MA)." The U.S.M. Corp. (Amesbury, MA) shipments will be aggregated under the entity designated as "Black & Decker-Related Parties" on the July 7, 1993 EPA volumetric ranking.

         At the OSL Site, Emhart agrees to accept responsibility for costs associated with EPA's claims against "Bailey Corp. Parties/Emhart Corporation - U.S.M. Corp. (Amesbury, MA)." The U.S.M. Corp. (Amesbury, MA) shipments will be aggregated under the entity designated as "Black & Decker-Related Parties" on the February 24, 1994 EPA volumetric ranking.

         This Joint Declaration between Bailey and Emhart is made without admission of liability regarding the SRSNE and OSL Sites, and Bailey and Emhart explicitly deny any liability with respect to the SRSNE and OSL Sites. Further, this declaration is for purposes of EPA claims regarding the SRSNE and OSL Sites only and is made without prejudice to Bailey and Emhart asserting different positions regarding liability, cost sharing, or indemnification with respect to claims by other persons or with respect to environmental liabilities at any other sites.

On behalf of Bailey
 Manufacturing Corporation               On behalf of Emhart Corporation

/s/ Leonard J. Heilman                   /s/ Linda H. Biagioni
Name: Leonard J. Heilman                 Name: Linda H. Biagioni
Title: Executive Vice President          Title: Vice President, Environ. Affairs
Date:    2/10/95                         Date:       12/27/94